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                                                                    EXHIBIT 99.1

PRESS RELEASE

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SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com

FOR RELEASE
MONDAY, JULY 2, 2001

CONTACT:  MARGARET K. DORMAN
          CHIEF FINANCIAL OFFICER
          (281) 443-3370


                       SMITH INTERNATIONAL, INC. COMPLETES
                        ACQUISITION OF STAR TOOL COMPANY

     HOUSTON, Texas (July 2, 2001)...Smith International, Inc. today announced the acquisition of Star Tool Company, which provides fishing and rental tool services for customers in the U.S. Permian Basin market. Star, which will be integrated into the Smith Services business unit, operates four service locations in the West Texas/New Mexico area and employs approximately 130 personnel. The acquired operations generated revenues of approximately $17 million for the most recent fiscal year, which ended June 30, 2001.

     Richard Werner, President of Smith Services, said, "This strategic acquisition provides for the expansion of Smith Services' fishing and rental tool business in the Permian Basin; plus, with the addition of the Star personnel and assets, it will expand Smith Services' existing Permian Basin remedial, re-entry and multilateral capabilities. We expect the transaction will be immediately accretive to earnings and cash flow."

     Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I, Smith Bits, Smith Services and Wilson.